Exhibit 99.1

MIMEDX Announces Third Quarter 2022 Operating and Financial Results

Third Quarter Net Sales of $67.7 Million Reflect Growth of 7.3%

Introducing Wound & Surgical and Regenerative Medicine Segment Reporting to Highlight Trends Within Each Business Unit

Third Quarter Growth Led by Surgical Recovery with Initial Contributions from AMNIOEFFECTTM and AXIOFILLTM

Management to Host Conference Call on Wednesday, November 2, 2022, at 5:00 PM ET

MARIETTA, Ga., November 2, 2022 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), a transformational placental biologics company, today announced operating and financial results for the third quarter 2022, which ended September 30, 2022.

Todd Newton, MIMEDX interim Chief Executive Officer (“CEO”), commented, “The third quarter 2022 represented the first year-over-year growth in net sales in six quarters and included several important achievements that we expect to build upon. In September, we launched two new products tailored for the Surgical Recovery market, AXIOFILL™ and AMNIOEFFECT™; secured reimbursement approval in Japan for our EPIFIX® product; and the first patients in Japan were treated with our product. Also, we made recent progress toward our goal of commencing patient enrollment in our registrational study for the treatment of knee osteoarthritis.”

Mr. Newton continued, “However, there is no denying that we must also focus on becoming profitable. The executive team and I have set goals to continue delivering year-over-year revenue growth, while at the same time generating profitability. We are now forming detailed plans across the organization to realize our goals. Beginning this quarter, we are reporting our financial results by segment to better highlight the underlying revenue trends, cost structure and progress against the growth and profitability initiatives we are implementing. We clearly have much to do and I look forward to reporting back to shareholders on these initiatives.”

Recent Operating and Financial Highlights:

•	Reported third quarter net sales of $67.7 million, an increase of 7.3%.

•	Appointed Todd Newton interim CEO.

•	Obtained reimbursement approval from the Japanese Ministry of Health, Labour and Welfare for the use of EPIFIX to treat refractory or hard-to-heal lower extremity diabetic and venous ulcers.

•	Launched AMNIOEFFECT, a tri-layer PURION® processed human tissue allograft offering superior handling characteristics for surgeons when addressing certain surgical wounds.

•	Launched AXIOFILL, a versatile human placental-derived particulate product that can be used as a particulate or paste in large, complex or irregular surgical wounds.

•

Advanced engagement with the U.S. Food and Drug Administration (“FDA”) for the Company’s next knee osteoarthritis (“KOA”) registrational study with its micronized dehydrated human amnion chorion membrane (“mdHACM”) product. This engagement included the filing with FDA of its proposed study protocol, amendments to its chemistry, manufacturing, and controls (“CMC”) activities, and holding a Type B RMAT meeting with FDA to review and discuss the plans.

•	Appointed Matt Notarianni Head of Investor Relations.

•

Introduced segment reporting of financial results for Wound & Surgical and Regenerative Medicine business units, with the aim of providing additional insights into the growth, expense profile and cash generation of our business units.

Key Third Quarter 2022 Financial Metrics

•	Net sales of $67.7 million for third quarter 2022, compared to $63.1 million for the prior year period.

•	Net loss of $8.4 million for third quarter 2022, compared to a net loss of $2.3 million for the prior year period.

•	Adjusted EBITDA[1] loss of $0.7 million for third quarter 2022, compared to a gain of $7.0 million for the prior year period.

	Three Months Ended September 30,		Nine Months Ended September 30,
	(in thousands)		(in thousands)
	2022	2021	2022	2021
Net sales	$67,689	$63,074	$193,466	$191,206
Net loss	(8,426)	(2,339)	(29,783)	(12,500)
EBITDA[1]	(6,097)	41	(22,971)	(4,302)
Adjusted EBITDA[1]	(724)	7,022	(3,402)	15,117
Net loss per common share - basic	$(0.09)	$(0.04)	$(0.31)	$(0.15)
Net loss per common share - diluted	$(0.09)	$(0.04)	$(0.31)	$(0.15)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. See “Reconciliation of Non-GAAP Measures” for a reconciliation of EBITDA and Adjusted EBITDA to Net loss, located in “Selected Unaudited Financial Information” of this release.

Segment Information

MIMEDX operates as two reportable segments: Wound & Surgical and Regenerative Medicine. A summary of the Company’s performance for the three months ended September 30, 2022 and three months ended September 30, 2021 by segment is summarized below (amounts in thousands):

Three Months Ended September 30, 2022

	Wound & Surgical	Regenerative Medicine	Corporate & Other	Consolidated
Net sales	$66,873	$—	$816	$67,689
Cost of sales	11,159	—	1,029	12,188
Selling, general and administrative expense	35,531	—	17,944	53,475
Research and development expense	1,680	4,273	—	5,953
Amortization of intangible assets	—	—	175	175

Segment contribution	$18,503	$(4,273)
Investigation, restatement and related expense				3,001

Operating loss				$(7,103)
Supplemental information
Depreciation expense	$451	$36	$344	$831
Share-based compensation	$1,945	$347	$80	$2,372

Note: Net sales in Corporate & Other reflect the Company’s only sales of Dental products, from a contract under which sales will terminate in 2023.

Three Months Ended September 30, 2021

	Wound & Surgical	Regenerative Medicine	Corporate & Other	Consolidated
Net sales	$62,138	$76	$860	$63,074
Cost of sales	8,924	16	1,189	10,129
Selling, general and administrative expense	32,104	1,285	12,900	46,289
Research and development expense	1,423	2,945	—	4,368
Amortization of intangible assets	—	—	193	193

Segment contribution	$19,687	$(4,170)
Investigation, restatement and related expense				3,170

Operating loss				$(1,075)
Supplemental information
Depreciation expense	$511	$34	$378	$923
Share-based compensation	$1,435	$322	$2,054	$3,811

Note: Net sales in Corporate & Other reflect the Company’s only sales of Dental products, from a contract under which sales will terminate in 2023.

Net Sales

MIMEDX reported net sales for the three months ended September 30, 2022, of $67.7 million, compared to $63.1 million for the three months ended September 30, 2021, an increase of 7.3%. Growth in net sales was led by demand for the Company’s products in the Surgical Recovery market and included contributions from its two newest products, AMNIOEFFECT and AXIOFILL, which launched in the third quarter of 2022.

Gross Profit and Margin

Gross profit for the three months ended September 30, 2022, was $55.5 million an increase of $2.6 million as compared to the prior year.

Gross margin for the three months ended September 30, 2022, was 82.0% compared to 83.9% for the three months ended September 30, 2021. Gross profit margins were negatively impacted in the third quarter by lower production levels.

Operating Expenses

Selling, general and administrative expenses for the three months ended September 30, 2022 were $53.5 million compared to $46.3 million for the three months ended September 30, 2021. The increase reflects higher commissions and increased levels of travel compared to 2021, which saw lower travel activity due to the COVID-19 pandemic. Additionally, the third quarter of 2022 included higher personnel costs associated with the severance expense, net of stock forfeitures, related to our former CEO, and consulting expenses related to various market assessments conducted as part of the Company’s strategic planning process.

Research and development expenses were $6.0 million for the three months ended September 30, 2022 compared to $4.4 million for the three months ended September 30, 2021. The increase reflects higher costs associated with our KOA clinical program as well as higher development and testing costs incurred in anticipation and support of the AMNIOEFFECT and AXIOFILL new product launches.

Investigation, restatement and related expenses for the three months ended September 30, 2022 were $3.0 million compared to $3.2 million for the three months ended September 30, 2021.

Net loss for the three months ended September 30, 2022, was $8.4 million compared to a net loss of $2.3 million for the three months ended September 30, 2021.

Cash and Cash Equivalents

As of September 30, 2022, the Company had $73.2 million of cash and cash equivalents compared to $87.1 million as of December 31, 2021 and $72.5 million as of June 30, 2022.

Outlook for Q4:22 and 2022

The Company expects net sales for the fourth quarter 2022 to be in a range of $73 to $76 million, which reflects year over year growth in a range of 8% to 15%. As a result, for the full year 2022, the Company expects net sales to be in a range of $266 to $269 million, which reflects 11% to 12% growth on its 2021 net sales of its continuing portfolio of Advanced Wound Care products.

Conference Call and Webcast

MIMEDX will host a conference call and webcast to review its third quarter 2022 results on Wednesday, November 2, 2022, beginning at 5:00 p.m., Eastern Time. The call can be accessed using the following information:

Webcast: Click here

U.S. Investors: 877-407-6184

International Investors: 201-389-0877

Conference ID: 13733025

A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) future sales or sales growth; (ii) our 2022 financial outlook and expectations for future financial results, including net sales and levels of selling, general and administrative expense; (iii) our expectations regarding the timing of clinical programs and trials; (iv) our expectations regarding the timing and impact of new product launches; and (v) the effectiveness of amniotic tissue as a therapy for any particular indication or condition. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors; (ii) the status, timing, results and expected results of the Company’s clinical trials and planned regulatory submissions, and our expectations regarding our ability to potentially accelerate the timing of any trial or regulatory submission, depend on a number of factors including favorable trial results, patient access, and our ability to manufacture in accordance with Current Good Manufacturing Practices (“CGMP”) and appropriate CMC; (iii) the Company may change its plans due to unforeseen circumstances, or delays in analyzing and auditing results, and may delay or alter the timeline for future trials, analyses, or public announcements; (iv) our access to hospitals and health care provider facilities could be restricted as a result of the ongoing COVID-19 pandemic or other factors; (v) the results of scientific research are uncertain and may have little or no value; (vi) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (vii) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (viii) we may alter the timing and amount of planned expenditures for research and development based on the results of clinical trials and other regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

About MIMEDX

MIMEDX is a transformational placental biologics company, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental tissue engineering, we have both a commercial business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Contact:

Matt Notarianni

Investor Relations

470.304.7291

mnotarianni@mimedx.com

Selected Unaudited Financial Information

MiMedx Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands) Unaudited

	September 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$73,217	$87,083
Accounts receivable, net	40,830	40,353
Inventory	13,976	11,389
Prepaid expenses	4,679	6,146
Income tax receivable	756	743
Other current assets	2,582	2,809

Total current assets	136,040	148,523
Property and equipment, net	7,912	9,165
Right of use asset	3,728	4,696
Goodwill	19,976	19,976
Intangible assets, net	4,992	5,383
Other assets	150	186

Total assets	$172,798	$187,929

LIABILITIES, CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$8,820	$7,385
Accrued compensation	24,090	23,595
Accrued expenses	10,986	9,812
Other current liabilities	1,962	1,565

Total current liabilities	45,858	42,357
Long term debt, net	48,475	48,127
Other liabilities	5,491	4,869

Total liabilities	99,824	95,353
Convertible preferred stock	92,494	92,494
Total stockholders’ (deficit) equity	(19,520)	82

Total liabilities, convertible preferred stock, and stockholders’ (deficit) equity	$172,798	$187,929

MiMedx Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands) Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$67,689	$63,074	$193,466	$191,206
Cost of sales	12,188	10,129	33,947	32,530

Gross profit	55,501	52,945	159,519	158,676

Operating expenses:
Selling, general and administrative	53,475	46,289	158,838	145,291
Research and development	5,953	4,368	17,429	12,770
Investigation, restatement and related	3,001	3,170	8,771	8,304
Amortization of intangible assets	175	193	519	647

Operating loss	(7,103)	(1,075)	(26,038)	(8,336)

Other expense, net
Interest expense, net	(1,270)	(963)	(3,566)	(3,806)
Other expense, net	—	—	(1)	(3)

Loss before income tax provision	(8,373)	(2,038)	(29,605)	(12,145)
Income tax provision expense	(53)	(301)	(178)	(355)

Net loss	$(8,426)	$(2,339)	$(29,783)	$(12,500)

Net loss available to common shareholders	$(10,096)	$(3,913)	$(34,667)	$(17,039)

Net loss per common share - basic	$(0.09)	$(0.04)	$(0.31)	$(0.15)
Net loss per common share - diluted	$(0.09)	$(0.04)	$(0.31)	$(0.15)

Weighted average common shares outstanding - basic	113,448,251	110,717,073	112,650,713	110,136,517
Weighted average common shares outstanding - diluted	113,448,251	110,717,073	112,650,713	110,136,517

MiMedx Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(29,783)	$(12,500)
Adjustments to reconcile net loss to net cash flows (used in) provided by operating activities:
Share-based compensation	10,798	11,115
Depreciation	2,549	3,390
Bad debt expense	2,817	—
Amortization of intangible assets	519	647
Amortization of deferred financing costs	348	943
Non-cash lease expenses	931	724
Accretion of asset retirement obligation	69	57
(Gain) loss on fixed asset disposal	(17)	236
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(3,295)	(1,113)
Inventory	(2,586)	(835)
Prepaid expenses	1,467	3,527
Income taxes	(13)	9,420
Other assets	(287)	1,990
Accounts payable	1,090	(828)
Accrued compensation	495	2,085
Accrued expenses	1,724	(16,768)
Other liabilities	905	(840)

Net cash flows (used in) provided by operating activities	(12,269)	1,250

Cash flows from investing activities:
Purchases of equipment	(847)	(2,893)
Patent application costs	(128)	(263)
Proceeds from sale of equipment	24	—
Principal payments from note receivable	—	75

Net cash flows used in investing activities	(951)	(3,081)

Cash flows from financing activities:
Stock repurchased for tax withholdings on vesting of restricted stock	(1,191)	(4,751)
Proceeds from exercise of stock options	574	1,404
Principal payments on finance lease	(29)	(27)

Net cash flows used in financing activities	(646)	(3,374)

Net change in cash	(13,866)	(5,205)

Cash and cash equivalents, beginning of period	87,083	95,812

Cash and cash equivalents, end of period	$73,217	$90,607

MiMedx Group, Inc.

Segment Reporting for the Nine Months Ended September 30, 2022

(in thousands) Unaudited

	Wound & Surgical	Regenerative Medicine	Corporate & Other	Consolidated
Net sales	$191,297	$—	$2,169	$193,466
Cost of sales	31,126	—	2,821	33,947
Selling, general and administrative expense	108,256	—	50,582	158,838
Research and development expense	6,068	11,361	—	17,429
Amortization of intangible assets	—	—	519	519

Segment contribution	$45,847	$(11,361)
Investigation, restatement and related expense				8,771

Operating loss				$(26,038)
Supplemental information
Depreciation expense	$1,364	$120	$1,065	$2,549
Share-based compensation	$5,609	$910	$4,279	$10,798

MiMedx Group, Inc.

Segment Reporting for the Nine Months Ended September 30, 2021

(in thousands) Unaudited

	Wound & Surgical	Regenerative Medicine	Corporate & Other	Consolidated
Net sales	$172,401	$16,584	$2,221	$191,206
Cost of sales	25,646	3,652	3,232	32,530
Selling, general and administrative expense	87,392	11,127	46,772	145,291
Research and development expense	4,080	8,690	—	12,770
Amortization of intangible assets	—	—	647	647

Segment contribution	$55,283	$(6,885)
Investigation, restatement and related expense				8,304

Operating loss				$(8,336)
Supplemental information
Depreciation expense	$1,172	$213	$2,005	$3,390
Share-based compensation	$3,827	$1,147	$6,141	$11,115

Reconciliation of Non-GAAP Measures

In addition to our GAAP results, we provide certain non-GAAP metrics including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), and Adjusted EBITDA. We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measurements are not a substitute for GAAP measurements. Company management uses these Non-GAAP measurements as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies.

EBITDA is intended to provide a measure of the Company’s operating performance as it eliminates the effects of financing and capital expenditures. EBITDA consists of GAAP net loss excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, net, and (iv) income tax provision. Adjusted EBITDA is intended to provide a normalized view of EBITDA and our broader business operations that we expect to experience on an ongoing basis by removing certain non-cash items and items that may be irregular, one-time, or non-recurring from EBITDA. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted EBITDA consists of GAAP net loss excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest expense, net, (iv) income tax provision, (v) costs incurred in connection with the Audit Committee Investigation and Restatement (as defined in our most recent Annual Report on Form 10-K), and (vi) share-based compensation.

A reconciliation of GAAP net loss to EBITDA and Adjusted EBITDA appears in the table below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(8,426)	$(2,339)	$(29,783)	$(12,500)
Net margin	(12.4)%	(3.7)%	(15.4)%	(6.5)%
Non-GAAP Adjustments:
Depreciation expense	831	923	2,549	3,390
Amortization of intangible assets	175	193	519	647
Interest expense, net	1,270	963	3,566	3,806
Income tax provision expense, net	53	301	178	355

EBITDA	(6,097)	41	(22,971)	(4,302)

EBITDA margin	(9.0)%	0.1%	(11.9)%	(2.2)%
Additional Non-GAAP Adjustments
Costs incurred in connection with Audit Committee Investigation and Restatement	3,001	3,170	8,771	8,304
Share-based compensation	2,372	3,811	10,798	11,115

Adjusted EBITDA	$(724)	$7,022	$(3,402)	$15,117

Adjusted EBITDA margin	(1.1)%	11.1%	(1.8)%	7.9%